                                                                    Exhibit 21.1
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
                             List of Subsidiaries

Name                                              Jurisdiction
----                                              ------------
Summit Care Corporation                           California
Summit Care-california, Inc.                      California
Summit Care Pharmacy, Inc.                        California
Summit Care Texas Equity, Inc.                    California
Summit Care Texas, No. 2, Inc.                    Texas
Summit Care Texas, No. 3, Inc.                    Texas
Summit Care Management Texas, Inc.                Texas
Summit Care Texas, L.p.                           Texas
Fountain View Holdings, Inc.                      Delaware
AIB Corp.                                         California
Alexandria Convalescent Hospital, Inc.            California
BIA Hotel Corp.                                   California
Brier Oak Convalescent, Inc.                      California
Elmcrest Convalescent Hospital                    California
Fountainview Convalescent Hospital                California
Fountain View Management, Inc.                    California
Rio Hondo Nursing Center                          California
Locomotion Holdings, Inc.                         Delaware
Locomotion Therapy, Inc.                          Delaware
On-track Therapy, Inc.                            California
I.'N O, Inc.                                      California
Sycamore Park Convalescent Hospital               California
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